UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 9, 2014

DARA BioSciences, Inc.
      (Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina                  27615
(Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code:   919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with David L. Tousley

On July 9, 2014, DARA BioSciences, Inc. (the “Company”) entered into an amended and restated employment agreement with David L. Tousley, the Company’s Chief Financial Officer (the “Amended Employment Agreement”).  The Amended Employment Agreement contains substantially the same terms as the original employment agreement between the Company and Mr. Tousley but has been amended and restated to include a provision that, if the Company refuses, upon the written request of Mr. Tousley at least 60 days but not more than 90 days prior to the expiration of the Initial Term (as hereinafter defined), to renew the Amended Employment Agreement effective upon expiration of the Initial Term, Mr. Tousley would be entitled to receive (i) a lump sum payment equal to his current annual base salary and (ii) payment of COBRA health insurance premiums for up to 12 months following termination. The “Initial Term” of Mr. Tousley’s employment commenced on March 1, 2013, and unless terminated pursuant to the terms of the Amended Employment Agreement, extends until January 17, 2015.

A copy of the Amended Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1, and is hereby incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreement.

Item  9.01. Financial Statements and Exhibits.

 Exhibits

The exhibit listed in the Exhibit Index attached hereto is filed with this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Date: July 10, 2014	By:	/s/ Christopher G. Clement
Name: Christopher G. Clement
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated July 9, 2014, by and between DARA BioSciences, Inc. and David L. Tousley

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